Exhibit 99.2

KBS SOR (BVI) HOLDINGS, LTD.

FINANCIAL STATEMENTS

As of December 31, 2015 (Audited)

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

U.S. dollars in thousands

		December 31, 2015	December 18, 2015
	Note	(Audited)	(Audited)
ASSETS

Prepaid financing costs	4	$1,137	$—

Total assets		$1,137	$—

Current liabilities
Due to Parent Company	4	$1,137	$—

Total liabilities		1,137	—

Total equity		—	—

Total equity and liabilities		$1,137	$—

March 28, 2016	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENT OF COMPREHENSIVE INCOME

U.S. dollars in thousands

Period from December 18, 2015 (day of incorporation) to December 31, 2015
Audited

Net income and comprehensive income for the period	$—

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:    GENERAL INFORMATION

KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands (“BVI”) Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

The Company is a wholly-owned subsidiary of KBS Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. KBS Strategic Opportunity REIT, Inc. ("KBS REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. KBS Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. KBS REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of KBS REIT.

Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of pro forma consolidated financial statements:

Concurrent with the placement of bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, on March 8, 2016 the Company (through a subsidiary) acquired real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the Controlling Shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company issued 10,000 common shares with no par value to the Operating Partnership.

As of December 31, 2015, the Operating Partnership owned 10 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres, one first mortgage loan and two investments in unconsolidated joint ventures.

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:    GENERAL INFOMRATION (Cont.)

Since the Company acquired these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company is accounting for the Acquisition in a manner similar to a pooling of interests. Accordingly, the Company has prepared pro forma consolidated financial statements specifically for the purpose of an Initial Public Offering (IPO) of the Company's bonds on the Tel-Aviv Stock Exchange to reflect the Acquisition as if it had occurred at the beginning of the earliest period presented (January 1, 2013). Thus, the pro-forma consolidated financial statements comprise the pro-forma statements of financial position and results of operations of the Company and of the operations acquired from the transferring entities. For certain projects that were acquired by the transferring entities subsequent to January 1, 2013, the pro-forma consolidated financial statements reflect the net assets (liabilities) of these projects and the activities from the dates those projects were acquired by the transferring entities.

NOTE 2:    BASIS OF PREPARATION

The financial statements are prepared in accordance with International Financial Reporting Standards (IFRS). Furthermore, the financial statements have been prepared in conformity with the provisions Israeli Securities Regulations (Annual Financial Statements), 2010.

The financial statements have been prepared on a cost basis. The financial statements are presented in thousands of United States Dollars (USD), except when otherwise indicated.

The financial information should be read in conjunction with the pro-forma financial statements as of December 31, 2015 and for the year then ended and the accompanying notes ("annual pro-forma consolidated financial statements").

NOTE 3:    TAXES

According to the relevant tax laws in the BVI and in the U.S.A, the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

NOTE 4:    DUE TO PARENT COMPANY

The Parent Company incurred deferred financing costs on behalf of the Company related to the IPO of the Company’s bonds. The Company will reimburse the Parent Company with the proceeds of the bond offering. The amount of $1,137 is accrued and is included as due to the Parent Company as of December 31, 2015.

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:    SUBSEQUENT EVENTS

Bond Issuance:

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels (“NIS”) 970.2 million par value ($249.2 million as of March 9, 2016). The bonds are registered in the Tel Aviv Stock Exchange. The bonds are in NIS and shall bear fixed annual interest at 4.25%. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A).

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the bonds (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

The aggregate offering costs were approximately $ 9.7 million (approximately 38 million NIS) and the effective interest rate is approximately 5.2%.

Concurrent with the placement of bonds, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million. The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

KBS SOR (BVI) HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:    SUBSEQUENT EVENTS (Cont.)

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations.

Dividend approval:

On March 28, 2016, after the balance sheet date, the Company declared a distribution of dividend in the amount of $ 6.6 million to the Owner.

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